October 12, 2012 F I N A N C I A L R E S U L T S 3Q12

3Q12 Financial highlights

- 3Q12 record net income of $5.7B; record EPS of $1.40; revenue of $25.9B[1]
- Strong performance across all businesses
- 3Q12 results included the following significant items

$mm, excluding EPS

	Pretax	Net income[2]	EPS[2]
Real Estate Portfolios – Benefit from reduced loan loss reserves	$900	$558	$0.14
Real Estate Portfolios – Incremental charge-offs due to regulatory guidance[3]	(825)	(512)	(0.13)
Corporate – Extinguishment gains on redeemed TruPS	888	551	0.14
Corporate – Expense for additional litigation reserves	(684)	(424)	(0.11)

- Fortress balance sheet strengthened
  - Basel I Tier 1 common[4] of $135B; ratio of 10.4%[4]
  - Estimated Basel III Tier 1 common ratio of 8.4%, after impact of final Basel 2.5 rules and NPR[5]

[1] See note 1 on slide 23
[2] Assumes a tax rate of 38%
[3] See slide 8, "Charge-offs of post-bankruptcy consumer loans"
[4] See note 4 on slide 23, and the Basel I Tier 1 capital and Tier 1 capital ratio on page 43 of the Firm's third quarter 2012 earnings release financial supplement
[5] Reflects estimated impact of final Basel 2.5 rules and Basel III Advanced NPR

FINANCIAL RESULTS

1

JPMorgan Chase & Co.

3Q12 Financial results1 1 See note 1 on slide 23 2 Actual numbers for all periods, not over/under 3 See note 3 on slide 23 $mm, excluding EPS 3Q12 2Q12 3Q11 Revenue (FTE)1 $25,863 $2,971 $1,495 Credit costs 1,789 1,575 (622) Expense 15,371 405 (163) Reported net income $5,708 $748 $1,446 Net income applicable to common stock $5,346 $712 $1,410 Reported EPS $1.40 $0.19 $0.38 ROE2 12% 11% 9% ROTCE2,3 16 15 13 $ O/(U) 2 F I N A N C I A L R E S U L T S

Investment Bank[1]

$mm			
		$ O/(U)	
	3Q12	2Q12	3Q11
Revenue	$6,277	($489)	($92)
Investment banking fees	1,429	184	390
Fixed income markets	3,685	(49)	357
Equity markets	1,073	(170)	(351)
Credit portfolio	90	(454)	(488)
Credit costs	($48)	($69)	($102)
Expense	3,907	105	108
Net income	$1,572	($341)	($64)
Key statistics ($B)[2]			
EOP loans	$71.2	$74.4	$60.5
Allowance for loan losses	1.4	1.4	1.3
Nonaccrual loans	0.8	0.8	1.4
Net charge-off/(recovery) rate[3]	(0.09)%	(0.06)%	(1.16)%
ALL/loans[3]	2.06	1.97	2.30
Overhead ratio	62	56	60
Comp/revenue, excl. DVA[4]	32	33	41
ROE[5]	16	19	16
EOP equity	$40	$40	$40
VaR ($mm)[6]	122	75	70

[1] See notes 1 and 6 on slide 23
[2] Actual numbers for all periods, not over/under
[3] Loans held-for-sale and loans at fair value were excluded when calculating the loan loss coverage ratio and net charge-off/(recovery) rate
[4] Comp/revenue excludes the impact of DVA. As reported, comp/revenue for 3Q12, 2Q12 and 3Q11 of 33%, 30% and 29%, respectively
[5] Calculated based on average equity of $40B
[6] Average trading and credit portfolio VaR at 95% confidence level. See page 12, footnote (i), of the Firm's third quarter 2012 earnings release financial supplement

- Net income of $1.6B on revenue of $6.3B
  - DVA loss of $211mm
  - ROE of 16%, 17% excl. DVA, up from 5% excl. DVA in 3Q11
- IB fees of $1.4B, up 38% YoY, with stronger results in debt underwriting products
  - Ranked #1 in YTD Global IB fees
- Fixed Income and Equity Markets revenue of $4.8B. Excluding DVA:
  - Fixed Income revenue of $3.7B, up 33% YoY, reflecting broad-based strength this quarter
  - Equity revenue of $1.0B, flat YoY
- Credit Portfolio revenue of $289mm excl. DVA
- Expense of $3.9B, up 3% YoY, driven by higher compensation
  - Comp/revenue, excl. DVA of 32%

FINANCIAL RESULTS
3
JPMorgan Chase & Co.

$ O/(U) 3Q12 2Q12 3Q11 Net interest income $3,872 ($29) ($190) Noninterest revenue 4,141 107 668 Revenue $8,013 $78 $478 Expense 5,039 313 474 Pre-provision profit $2,974 ($235) $4 Credit costs 631 1,186 (396) Net income $1,408 ($859) $247 ROE2,3 21% 34% 18% EOP equity ($B)2 $26.5 $26.5 $25.0 Memo: RFS net income excl. Real Estate Portfolios $1,348 ($202) $120 ROE excl. Real Estate Portfolios 2,4 36% 42% 34% Retail Financial Services1  Net income of $1.4B, compared with $1.2B in the prior year  Revenue of $8.0B, up 6% YoY  Credit costs of $631mm  Reflected a $900mm reduction in the allowance for loan losses  Net charge-offs included incremental $825mm based on regulatory guidance5  Expense of $5.0B, up 10% YoY 1 See note 1 on slide 23 2 Actual numbers for all periods, not over/under 3 Calculated based on average equity; average equity for 3Q12, 2Q12 and 3Q11 was $26.5B, $26.5B and $25.0B, respectively 4 Calculated based on average equity; average equity for 3Q12, 2Q12 and 3Q11 was $14.8B, $14.8B and $14.5B, respectively 5 See slide 8, “Charge-offs of post-bankruptcy consumer loans” $mm 4 F I N A N C I A L R E S U L T S

Retail Financial Services

Consumer & Business Banking

$mm	3Q12	$ O/(U) 2Q12	3Q11
Net interest income	$2,685	$5	($45)
Noninterest revenue	1,653	7	(299)
Revenue	$4,338	$12	($344)
Expense	2,916	174	74
Pre-provision profit	$1,422	($162)	($418)
Credit costs	107	109	(19)
Net income	$785	($161)	($238)
Key drivers[1] ($B)			
Average total deposits	$393.8	$389.5	$362.2
Deposit margin	2.56%	2.62%	2.82%
Checking accounts (mm)	27.7	27.4	26.5
# of branches	5,596	5,563	5,396
Business Banking originations	$1.7	$1.8	$1.4
Business Banking loans (EOP)	18.6	18.2	17.3
Investment sales	6.3	6.2	5.1
Client investment assets (EOP)	154.6	147.6	132.3
# of active mobile customers (mm)	9.8	9.1	7.2

[1] Actual numbers for all periods, not over/under

Financial performance

- Consumer & Business Banking net income of $785mm, down 23% YoY
- Net revenue of $4.3B, down 7% YoY, reflecting the impact of the Durbin Amendment
- Credit costs of $107mm, compared with $126mm in the prior year
- Expense up 3% YoY, driven by investments in sales force and new branch builds

Key drivers

- Average total deposits of $393.8B, up 9% YoY and 1% QoQ
  - Deposit margin was 2.56%, compared with 2.82% in the prior year
- Checking accounts up 4% YoY and 1% QoQ
- Business Banking originations up 17% YoY and down 6% QoQ
- Record Business Banking loans up 8% YoY and 2% QoQ
- Investment sales up 23% YoY and 2% QoQ
- Client investment assets up 17% YoY and 5% QoQ

FINANCIAL RESULTS

5

JPMORGAN CHASE & CO.

Retail Financial Services

Mortgage Production and Servicing

$mm

	3Q12	$ O/(U) 2Q12	$ O/(U) 3Q11
Production			
Production-related revenue excl. repurchase losses	$1,778	$217	$475
Production expense	678	58	182
Income excl. repurchase losses	$1,100	$159	$293
Repurchase losses	(13)	(3)	301
Income before income tax expense	$1,087	$156	$594
Servicing			
Servicing-related revenue	$1,044	($68)	($110)
MSR asset amortization	(290)	37	167
Servicing expense	1,063	110	197
Income/(loss), excl. MSR risk management	($309)	($141)	($140)
MSR risk management	150	(83)	134
Income/(loss) before income tax expense/(benefit)	($159)	($224)	($6)
Net income	$563	($41)	$358
Key drivers[1] ($B)			
Mortgage loan originations	$47.3	$43.9	$36.8
Retail channel originations	25.5	26.1	22.4
Mortgage application volume	73.2	66.9	58.1
3rd party mtg loans svc'd (EOP)	814.8	860.0	924.5
Headcount[2]	47,412	49,535	46,374

[1] Actual numbers for all periods, not over/under
[2] Headcount for total Mortgage Banking

Financial performance

- Mortgage Production and Servicing net income of $563mm, up $358mm YoY
- Record production pretax income of $1.1B, up $594mm YoY, reflecting wider margins and higher volumes
  - Realized repurchase losses of $231mm
  - Reduction of repurchase liability of $218mm
- Net servicing-related revenue, after MSR asset amortization, of $754mm, up 8% YoY
- Servicing expense of $1.1B, up 23% YoY

Key drivers

- Mortgage originations of $47.3B, up 29% YoY and 8% QoQ
  - Retail channel originations (branch and direct-to-consumer) up 14% YoY, down 2% QoQ
- Mortgage loan application volumes of $73.2B, up 26% YoY and 9% QoQ

FINANCIAL RESULTS

6

JPMORGAN CHASE & CO.

Retail Financial Services

Real Estate Portfolios

$mm		$ O/(U)	
	3Q12	2Q12	3Q11
Revenue	$1,006	($34)	($145)
Expense	386	(26)	23
Pre-provision profit	$620	($8)	($168)
Net charge-offs	1,420	724	521
Change in allowance	(900)	350	(900)
Credit costs	520	1,074	(379)
Net income	$60	($657)	$127
Key statistics[1] ($B)			
Average home equity loans owned[2]	$93.2	$96.1	$104.9
Average mortgage loans owned[2]	90.5	92.9	101.1
EOP NCI owned portfolio	120.3	124.5	136.5
ALL/ EOP loans[3]	4.63%	5.20%	7.12%
Nonaccrual loans ($mm)[4]	$8,096	$6,725	$6,327
Net charge-offs ($mm)[4]	1,420	696	899
Home equity	1,120	466	581
Prime mortgage, including option ARMs	143	114	172
Subprime mortgage and other	157	116	146
Net charge-off rate[3,4]	4.60%	2.21%	2.57%
Home equity	6.22	2.53	2.82
Prime mortgage, including option ARMs	1.37	1.08	1.48
Subprime mortgage and other	6.62	4.76	5.27

[1] Actual numbers for all periods, not over/under
[2] Includes purchased credit-impaired loans acquired as part of the WaMu transaction
[3] Excludes the impact of purchased credit-impaired loans acquired as part of the WaMu transaction. Allowance for loan losses of $5.7B, $5.7B and $4.9B for these loans as of 3Q12, 2Q12 and 3Q11, respectively. To date, no charge-offs have been recorded for these loans
[4] See slide 8, "Charge-offs of post-bankruptcy consumer loans"

- Real Estate Portfolios net income of $60mm, compared with a net loss of $67mm in the prior year
- Net revenue of $1.0B, down 13% YoY, driven by a decline in net interest income resulting from portfolio runoff
- Credit costs of $520mm
  - Net charge-offs of $595mm before incremental $825mm based on regulatory guidance[4]
  - Reduction in allowance for loan losses of $900mm
- Total quarterly net charge-offs likely to be $600mm +/-

FINANCIAL RESULTS

7

JPMORGAN CHASE & CO.

Charge-offs of post-bankruptcy consumer loans

- Regulatory guidance affecting JPM and the industry
  - Firms required to charge off current and early stage delinquency (i.e., <60 DPD) post-Chapter 7 bankruptcy loans to the value of underlying collateral
- $2.8B of Mortgage UPB, largely home equity
  - Assumes 100% default rate; loans written down to collateral value
  - $825mm of incremental charge-offs[1]; $1.7B of incremental nonaccrual loans
  - A significant number of these borrowers continue to make payments to stay in their homes
  - Expect to recover significant amount of losses over time as principal payments are received
- 3Q12 nonaccrual balances of $5.1B adjusted for regulatory guidance during 2012
- Reserve coverage of the Real Estate Portfolios remains strong

Mortgage characteristics

- ~97% of loans are current
- ~50% of population has been making payments for at least 2 years since bankruptcy; ~80% for at least one year
- 85% of the portfolio's FICO scores have improved since bankruptcy; up ~75 FICO points on average
- ~85% of loans are currently paying principal
- Mean current FICO: 666
- Mean current CLTV: 83

Pro-forma trend analysis

	3Q12 Reported	3Q12 Adjusted	2Q12 Adjusted	3Q11 Reported
Nonaccrual loans ($mm)	$8,096	$5,130	$5,271	$6,327
Net charge-offs ($mm)	1,420	595	696	899
Home equity	1,120	402	466	581
Prime mortgage, including option ARMs	143	97	114	172
Subprime mortgage and other	157	96	116	146
Net charge-off rate	4.60%	1.93%	2.21%	2.57%
Home equity	6.22	2.23	2.53	2.82
Prime mortgage, including option ARMs	1.37	0.93	1.08	1.48
Subprime mortgage and other	6.62	4.05	4.76	5.27

Note: 3Q12 Adjusted and 2Q12 Adjusted nonaccrual loans exclude performing junior liens that are subordinate to nonaccrual senior liens of $1.3B and $1.5B, respectively. 3Q12 Adjusted nonaccrual loans also exclude $1.7B nonaccrual loans in accordance with regulatory guidance requiring loans discharged under Chapter 7 bankruptcy and not reaffirmed by the borrower to be reported as nonaccrual loans, regardless of their delinquency status. 3Q12 Adjusted net charge-offs and net charge-off rates exclude the effect of the incremental charge-offs of $825mm resulting from the regulatory guidance noted above

[1] Also affected small population of Auto loans in Card Services & Auto resulting in $55mm of incremental charge-offs

FINANCIAL RESULTS
8
JPMORGAN CHASE & CO.

Card Services & Auto[1]

$mm	3Q12	$ O/(U) 2Q12	3Q11
Revenue	$4,723	$198	($52)
Credit costs[2,3]	1,231	497	(33)
Expense	1,920	(176)	(195)
Net income	$954	($76)	$105
ROE[4,5]	23%	25%	21%
EOP Equity ($B)[5]	$16.5	$16.5	$16.0
Card Services — Key drivers[5] ($B)			
Avg outstandings	$124.3	$125.2	$126.5
Sales volume[6]	96.6	96.0	87.3
New accts opened (mm)[6]	1.6	1.6	2.0
Net revenue rate	12.46%	11.91%	12.36%
Net charge-offs[3]	$1.1	$1.3	$1.5
Net charge-off rate[7]	3.57%	4.32%	4.70%
30+ Day delinquency rate[7]	2.15	2.13	2.89
Merchant Services — Key drivers[5] (B)			
Bank card volume	$163.6	$160.2	$138.1
# of total transactions	7.4	7.1	6.1
Auto — Key drivers[5] ($B)			
Avg outstandings – Auto	$48.4	$48.3	$46.5
Avg outstandings – Student	12.0	12.9	13.9
Auto originations	6.3	5.8	5.9

[1] See note 1 on slide 23
[2] 3Q12 includes an increase in net charge-offs of $55mm in accordance with regulatory guidance requiring loans discharged under Chapter 7 bankruptcy and not reaffirmed by the borrower to be charged off to their collateral value, regardless of their delinquency status
[3] 2Q12 included $91mm in net charge-offs based on a policy change on restructured loans that do not comply with their modified payment terms
[4] Calculated based on average equity; average equity for 3Q12, 2Q12 and 3Q11 was $16.5B, $16.5B and $16.0B, respectively
[5] Actual numbers for all periods, not over/under
[6] Excludes Commercial Card
[7] See note 5 on slide 23

Card Services & Auto

- Net income of $954mm, up 12% YoY
  - Net income, excluding the reduction to the allowance for loan losses[7], up 48% YoY
- Revenue of $4.7B, down 1% YoY
- Credit costs of $1.2B[2], down $33mm YoY
- Expense of $1.9B, down 9% YoY, driven by lower marketing expense

Key drivers

Card Services

- Average outstandings of $124.3B, down 2% YoY and 1% QoQ
- Sales volume[6] of $96.6B, up 11% YoY and 1% QoQ
- Net charge-off rate[7] of 3.57%, down from 4.70% in the prior year and 4.32% in the prior quarter
  - 2Q12 rate of 4.03%, adjusted for change in charge-off policy for TDRs[3]

Auto

- Average auto outstandings up 4% YoY and flat QoQ
- Auto originations up 7% YoY and 9% QoQ

FINANCIAL RESULTS
9
JPMORGAN CHASE & CO.

Commercial Banking[1]

$mm	3Q12	$ O/(U) 2Q12	$ O/(U) 3Q11
Revenue	$1,732	$41	$144
Middle Market Banking	838	5	47
Corporate Client Banking	370	27	64
Commercial Term Lending	298	7	1
Real Estate Banking	106	(8)	2
Other	120	10	30
Credit costs	($16)	$1	($83)
Expense	601	10	28
Net income	$690	$17	$119
Key statistics ($B)[2]			
Average loans and leases	$122.1	$118.4	$105.3
EOP loans and leases	123.7	120.5	107.4
Average liability balances[3]	190.9	193.3	180.3
Allowance for loan losses	2.7	2.6	2.7
Nonaccrual loans	0.9	0.9	1.4
Net charge-off/(recovery) rate[4]	(0.06)%	(0.03)%	0.06%
ALL/loans[4]	2.15	2.20	2.50
Overhead ratio	35	35	36
ROE[5]	29	28	28
EOP equity	$9.5	$9.5	$8.0

[1] See notes 1 and 7 on slide 23
[2] Actual numbers for all periods, not over/under
[3] Includes deposits and deposits swept to on-balance sheet liabilities
[4] Loans held-for-sale and loans at fair value were excluded when calculating the loan loss coverage ratio and net charge-off/(recovery) rate
[5] Calculated based on average equity; average equity for 3Q12, 2Q12 and 3Q11 was $9.5B, $9.5B and $8.0B, respectively

- Net income of $690mm, up 21% YoY
- Record revenue of $1.7B, up 9% YoY
- Record EOP loan balances up 15% YoY and 3% QoQ; record Middle Market loans up 15% YoY
  - 9th consecutive quarter of increased loan balances; 10th for Middle Market
- Average liability balances of $190.9B, up 6% YoY and down 1% QoQ
- Credit cost benefit of $16mm
  - Net recovery rate of 0.06%
  - Excluding recoveries, charge-off rate of 0.09%
- Expense up 5% YoY, reflecting higher headcount-related expense
  - Overhead ratio of 35%, down from 36% in the prior year

FINANCIAL RESULTS
10
JPMORGAN CHASE & CO.

Treasury & Securities Services[1]

$mm		$ O/(U)	
	3Q12	2Q12	3Q11
Revenue	$2,029	($123)	$121
Treasury Services	1,064	(10)	95
Worldwide Securities Services	965	(113)	26
Expense	1,443	(48)	(27)
Credit costs	(12)	(20)	8
Credit allocation income/(expense)[2]	54	(14)	45
Net income	$420	($43)	$115
Key statistics[3]			
Average liability balances ($B)[4]	$351.4	$348.1	$341.1
Assets under custody ($T)	18.2	17.7	16.3
EOP trade finance loans ($B)	35.1	35.3	30.1
Pretax margin	32%	34%	24%
ROE[5]	22	25	17
EOP equity ($B)	$7.5	$7.5	$7.0
TSS firmwide revenue	2,705	2,823	2,548
TS firmwide revenue	1,740	1,745	1,609
TSS firmwide average liab bal ($B)[4]	542.3	541.4	521.4

[1] See notes 1, 8 and 9 on slide 23
[2] IB and TSS share the economics related to the Firm's GCB clients. Included within this allocation are net revenue, provision for credit losses as well as expense
[3] Actual numbers for all periods, not over/under
[4] Includes deposits and deposits swept to on-balance sheet liabilities
[5] Calculated based on average equity; average equity for 3Q12, 2Q12 and 3Q11 was $7.5B, $7.5B and $7.0B, respectively

- Net income of $420mm, up 38% YoY and down 9% QoQ
  - QoQ decrease reflecting seasonal activity in securities lending and depositary receipts in the prior quarter
- Revenue of $2.0B, up 6% YoY
  - TS revenue of $1.1B, up 10% YoY
  - WSS revenue of $1.0B, up 3% YoY
- Liability balances up 3% YoY
- Record assets under custody of $18.2T, up 12% YoY
- Expense down 2% YoY and 3% QoQ

FINANCIAL RESULTS

11

JPMORGAN CHASE & CO.

3Q12 2Q12 3Q11 Revenue $2,459 $95 $143 Private Banking 1,365 24 67 Institutional 563 26 85 Retail 531 45 (9) Credit costs $14 ($20) ($12) Expense 1,731 30 (65) Net income $443 $52 $58 Key statistics ($B)2 Assets under management $1,381 $1,347 $1,254 Assets under supervision 2,031 1,968 1,806 Average loans 71.8 67.1 52.7 EOP loans 74.9 70.5 54.2 Average deposits 127.5 128.1 111.1 Pretax margin3 29% 27% 21% ROE4 25 22 24 EOP equity $7.0 $7.0 $6.5 $ O/(U) Asset Management1 1 See note 1 on slide 23 2 Actual numbers for all periods, not over/under 3 See note 9 on slide 23 4 Calculated based on average equity; average equity of $7.0B, $7.0B and $6.5B for 3Q12, 2Q12 and 3Q11, respectively  Net income of $443mm, up 15% YoY  Revenue of $2.5B, up 6% YoY  Assets under management of $1.4T, up 10% YoY  AUM net inflows for the quarter of $4B due to net inflows of $21B to long-term products, predominantly offset by net outflows of $17B from liquidity products  Assets under supervision of $2.0T, up 12% YoY and 3% QoQ  Record EOP loan balances of $74.9B, up 38% YoY and 6% QoQ  Strong investment performance  77% of mutual fund AUM ranked in the 1st or 2nd quartiles over 5 years  Expense down 4% YoY and up 2% QoQ $mm 12 F I N A N C I A L R E S U L T S

Corporate/Private Equity[1]

Net income/(loss) ($mm)

		$ O/(U)	
	3Q12	2Q12	3Q11
Private Equity	($89)	($286)	$258
Treasury and CIO	369	2,447	463
Other Corporate	(59)	(163)	145
Net income/(loss)	$221	$1,998	$866

[1] See note 1 on slide 23

Private Equity

- Private Equity net revenue was a loss of $135mm
- Private Equity portfolio of $8.1B (5.3% of stockholders' equity less goodwill)

Treasury and CIO

- Treasury and CIO net revenue of $713mm
  - $888mm of extinguishment gains on redeemed TruPS
  - Securities gains of $459mm
  - Principal transactions loss of $247mm
    - Included a $449mm loss related to a portion of SCP retained in CIO; these positions were effectively closed out this quarter
  - Negative NII due to low rates
- Expect Treasury and CIO quarterly net loss of approximately $300mm next quarter
  - May vary by +/- $100mm
  - Driven by implied yield curve and management decisions

Other Corporate

- Noninterest expense includes additional litigation reserves of $684mm (pretax)
  - Largely offset by other items, including tax adjustments
- Expect Other Corporate quarterly net income to be $100mm +/-; likely to vary each quarter

FINANCIAL RESULTS

13

JPMORGAN CHASE & CO.

Core net interest margin1 1 See note 1 on slide 23 2 The core and market-based NII presented for 2009 represent the quarterly average for 2009 (total for 2009 divided by 4); the yield for all periods represent the annualized yield  Both Firmwide and Core NIM lower (4 bps and 8 bps, respectively) QoQ  Faster mortgage prepayments  Limited reinvestment opportunities  Lower rates impacting floating rate assets, with partial offset in deposit costs  Increase in deposits with central banks Comments  Long-term debt (2.51% in 3Q12; 2.47% in 2Q12)  Balances and interest expense lower post trust preferred securities redemption and debt maturities  Rate benefit related to above items was largely offset by hedge accounting Net interest income trend Investment securities (2.11% in 3Q12; 2.42% in 2Q12) 3.91% 3.85% 3.66% 3.66% 3.51% 3.54% 3.33% 3.14% 3.19% 3.10% 3.00% 2.92% 1.92% 1.77% 1.47% 1.42% 1.42% 1.43% 1.35% 1.45% 1.42% 1.29% 1.07% 1.11% 3.42% 3.32% 3.06% 3.01% 2.88% 2.89% 2.72% 2.66% 2.70% 2.61% 2.47% 2.43% FY2009 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 Core NII Market-based NII Core NIM Market-based NIM JPM NIM 2 14 F I N A N C I A L R E S U L T S

Fortress balance sheet and returns

$B, except where noted

	3Q12	2Q12	3Q11
Basel I Tier 1 common capital[1]	$135	$130	$120
Basel I Risk-weighted assets	1,298	1,319	1,218
Basel I Tier 1 common ratio[1]	10.4%	9.9%	9.9%
Basel I Tier 1 common ratio (with B2.5)	9.5	8.8	—
Basel III Tier 1 common capital[2]	$139	$132	—
Basel III Risk-weighted assets[2]	1,663	1,664	—
Basel III Tier 1 common ratio with Basel 2.5 and NPR[2]	8.4%	7.9%	—
Total assets	$2,321	$2,290	$2,289
Return on equity	12%	11%	9%
Return on tangible common equity[3]	16	15	13
Return on assets	1.0	0.9	0.8
Return on Basel I risk-weighted assets	1.7%	1.5%	1.4%

~+100bps after the impact of run-off and mitigants through 2014[6]

We consider return on RWA to be more relevant for JPM and comparisons to peers

- Firmwide total credit reserves of $23.6B; loan loss coverage ratio of 2.61%[4]
- Global Liquidity Reserve of $449B[5]

[1] See note 4 on slide 23, and the Basel I Tier 1 capital and Tier 1 capital ratio on page 43 of the Firm's third quarter 2012 earnings release financial supplement
[2] Reflects estimated impact of final Basel 2.5 rules and Basel III Advanced NPR
[3] See note 3 on slide 23
[4] See note 2 on slide 23
[5] The Global Liquidity Reserve represents cash on deposit at central banks, and the cash proceeds expected to be received in connection with secured financing of highly liquid, unencumbered securities (such as sovereigns, FDIC and government guaranteed, agency and agency MBS). In addition, the Global Liquidity Reserve includes the Firm's borrowing capacity at the Federal Reserve Bank discount window and various other central banks and from various Federal Home Loan Banks, which capacity is maintained by the Firm having pledged collateral to all such banks. These amounts represent preliminary estimates which may be revised in the Firm's 10-Q for the quarter ending September 30, 2012
[6] Includes the effect of bringing forward run-off and data/model enhancements

Note: estimated for 3Q12
Note: firmwide level 3 assets, reported at fair value, are estimated to be 4% of total Firm assets as of September 30, 2012
Note: NPR in comment period until 10/22/12; estimates subject to change based on regulatory clarifications, further analysis, confirmation of netting assumptions, and timing of model approvals

FINANCIAL RESULTS
15
JPMORGAN CHASE & CO.

Outlook

Retail Financial Services

- Consumer & Business Banking
  - Deposit spread compression, given low interest rates, will negatively impact annual net income by over $400mm, but this may be offset by strong deposit balance growth
- Mortgage Banking
  - Total quarterly net charge-offs likely to be $600mm +/-
  - If charge-offs and delinquencies continue to trend down, there will be continued reserve reductions
  - Realized repurchase losses may be offset by reserve reductions based on current trends
  - Expect annual reduction in NII of $500mm +/- from Real Estate Portfolios run-off

Card Services

- Expect reserve releases are near the end

Corporate / Private Equity

- Expect Treasury and CIO quarterly net loss of approximately $300mm next quarter
  - May vary by +/- $100mm
  - Driven by implied yield curve and management decisions
- Expect Other Corporate quarterly net income to be $100mm +/-; likely to vary each quarter

Firmwide guidance

- Expect 2H12 operating expense comparable to 1H12
- Continued modest pressure on NIM

FINANCIAL RESULTS

16

JPMORGAN CHASE & CO.

Agenda Page 17 Appendix 17 F I N A N C I A L R E S U L T S

Peripheral European exposure1 Securities and trading Lending AFS securities Trading Derivative collateral Portfolio hedging Net exposure Spain $3.4 $0.4 $4.5 ($3.3) ($0.3) $4.7 Sovereign 0.0 0.4 0.6 0.0 0.0 1.0 Non-sovereign 3.4 0.0 3.9 (3.3) (0.3) 3.7 5 Italy $3.3 $0.1 $9.9 ($2.4) ($5.0) $5.9 Sovereign 0.0 0.0 9.5 (1.3) (4.7) 3.5 Non-sovereign 3.3 0.1 0.4 (1.1) (0.3) 2.4 Other (Ireland, Portugal, and Greece) $1.0 $0.3 $1.8 ($1.3) ($0.7) $1.1 Sovereign 0.0 0.3 0.5 0.0 (0.7) 0.1 Non-sovereign 1.0 0.0 1.3 (1.3) 0.0 1.0 Total firmwide exposure $7.7 $0.8 $16.2 ($7.0) ($6.0) $11.7  ~$12B total firmwide net exposure as of 3Q12, up from $6.2B as of 2Q12  Net exposure increased primarily due to the impact of index/credit tranche positions, as well as client transactions  Continue to be active with clients in the region 1 Exposure is a risk management view. Lending is net of liquid collateral. Trading includes net inventory, derivative netting under legally enforceable trading agreements, net CDS underlying exposure from market-making flows, unsecured net derivative receivables and under collateralized securities financing counterparty exposure As of September 30, 2012 ($B) 18 A P P E N D I X

Note: Prime Mortgage excludes held-for-sale, Asset Management and Government Insured loans 1 Excluding purchased credit-impaired loans 2 See note 1 on slide 23 3 “Payment holiday” in 2Q09 impacted 30+ day and 30-89 day delinquency trends in 3Q09 Consumer credit – Delinquency trends1 $1,000 $2,650 $4,300 $5,950 $7,600 $9,250 $10,900 $12,550 Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 30+ day delinquencies 30-89 day delinquencies Credit card delinquency trend2,3 ($mm) $0 $1,000 $2,000 $3,000 $4,000 $5,000 Sep-08 M ar-09 Sep-09 M ar-10 Sep-10 M ar-11 Sep-11 M ar-12 Sep-12 $ $1,300 2,60 $3,900 $5,200 $6,500 Sep-08 M ar-09 Sep-09 M ar-10 Sep-10 M ar-11 Sep-11 M ar-12 Sep-12 $0 $1,000 $2,000 $3,000 $4,000 Sep-08 M ar-09 Sep-09 M ar-10 Sep-10 M ar-11 Sep-11 M ar-12 Sep-12 30 – 149 day delinquencies 150+ day delinquencies 30 – 149 day delinquencies 150+ day delinquencies 30 – 149 day delinquencies 150+ day delinquencies Subprime Mortgage delinquency trend ($mm) Prime Mortgage delinquency trend ($mm) Home Equity delinquency trend ($mm) 19 A P P E N D I X

O/(U) Adjusted Adjusted 3Q121 2Q122 3Q11 3Q11 RFS Real Estate Portfolios (NCI): Net charge-offs ($) $595 $696 $899 ($304) NCO rate (%) 1.93% 2.21% 2.57% (64)bps Allowance for loan losses ($) $5,568 $6,468 $9,718 ($4,150) LLR/annualized NCOs3 234% 232% 270% Card Services Net charge-offs ($) $1,116 $1,254 $1,499 ($383) NCO rate (%)4 3.57% 4.03% 4.70% (113)bps Allowance for loan losses ($) $5,503 $5,499 $7,528 ($2,025) LLR/annualized NCOs3 123% 110% 126% 2,075 1,372 1,214 1,157 1,076 954 899 876 808 696 595 4,512 3,721 3,133 2,671 2,226 1,810 1,499 1,390 1,386 1,254 1,116 $0 $1,000 $2,000 $3,000 $4,000 $5,000 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 Real Estate Portfolios Card Services Real Estate Portfolios and Card Services – Coverage ratios 1 3Q12 adjusted net charge-offs and adjusted net charge-off rate for Real Estate Portfolios exclude the effect of an incremental $825mm of net charge-offs based on regulatory guidance 2 2Q12 adjusted net charge-offs for Card Services were $1,254mm or 4.03%; excluding the effect of a change in charge-off policy for troubled debt restructurings, 2Q12 reported net charge- offs were $1,345mm or 4.32% 3 Net charge-offs annualized (NCOs are multiplied by 4) 4 See note 5 on slide 23 5 4Q10 adjusted net charge-offs exclude a one-time $632mm adjustment related to the timing of when the Firm recognizes charge-offs on delinquent loans Real Estate Portfolios and Card Services credit data ($mm) NCOs ($mm) 5 2 1 20 A P P E N D I X

15,503 14,841 13,441 11,928 11,005 9,993 10,605 10,068 11,370 34,161 32,266 29,750 28,520 28,350 27,609 25,871 23,791 22,824 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 0% 100% 200% 300% 400% 500% 600% 3Q12 2Q12 JPM 1 JPM 1 Peer avg. 3 Consumer LLR/Total loans 3.57% 3.79% 4.17% LLR/NPLs 2 135 170 161 Wholesale LLR/Total loans 1.46% 1.46% 1.31% LLR/NPLs 261 241 89 Firmwide LLR/Total loans 2.61% 2.74% 3.06% LLR/NPLs 2 154 183 144 Firmwide – Coverage ratios  $22.8B of loan loss reserves in 3Q12, down ~$5.6B from $28.4B one year ago reflecting improved portfolio credit quality; loan loss coverage ratio of 2.61%1 1 See note 2 on slide 23 2 The current quarter NPLs include $1.7B of loans in accordance with regulatory guidance requiring loans discharged under Chapter 7 bankruptcy and not reaffirmed by the borrower, regardless of their delinquency status to be reported as nonaccrual loans. In addition, 3Q12, 2Q12 and 1Q12 NPLs include performing junior liens that are subordinate to nonaccrual senior liens of $1.3B, $1.5B and $1.6B, respectively; such junior liens are now being reported as nonaccrual loans based upon regulatory guidance issued in 1Q12. Of the total, $1.2B were current at September 30, 2012 3 Peer average reflects equivalent metrics for key competitors. Peers are defined as C, BAC and WFC $mm Peer comparison Loan loss reserve Nonperforming loans Loan loss reserve/Total loans1 Loan loss reserve/NPLs1 2 2 2 21 A P P E N D I X

IB League Tables

League table results

	YTD12 Rank	YTD12 Share	FY11 Rank	FY11 Share
Based on fees:				
Global IB fees[1]	**1**	**7.7%**	**1**	**8.1%**
Based on volumes:				
Global Debt, Equity & Equity-related	**1**	**7.2%**	**1**	**6.7%**
US Debt, Equity & Equity-related	1	11.2%	1	11.1%
Global Long-term Debt[2]	**1**	**7.1%**	**1**	**6.7%**
US Long-term Debt	1	11.3%	1	11.2%
Global Equity & Equity-related[3]	**4**	**7.8%**	**3**	**6.8%**
US Equity & Equity-related	4	10.5%	1	12.5%
Global M&A Announced[4]	**2**	**19.8%**	**2**	**18.3%**
US M&A Announced	2	21.0%	2	26.7%
Global Loan Syndications	**1**	**9.8%**	**1**	**10.8%**
US Loan Syndications	1	18.0%	1	21.2%

Source: Dealogic. Global Investment Banking fees reflects ranking of fees and market share. Remainder of rankings reflects transaction volume rank and market share. Global announced M&A is based on transaction value at announcement; because of joint M&A assignments, M&A market share of all participants will add up to more than 100%. All other transaction volume-based rankings are based on proceeds, with full credit to each book manager/equal if joint

[1] Global Investment Banking fees rankings exclude money market, short-term debt and shelf deals

[2] Long-term debt rankings include investment-grade, high-yield, supranational, sovereigns, agencies, covered bonds, asset-backed securities ("ABS") and mortgage-backed securities; and exclude money market, short-term debt, and U.S. municipal securities

[3] Global Equity and equity-related ranking includes rights offerings and Chinese A-Shares

[4] Announced M&A reflects the removal of any withdrawn transactions. U.S. announced M&A represents any U.S. involvement ranking

- For YTD Sept. 2012, JPM ranked:
  - #1 in Global IB fees
  - #1 in Global Debt, Equity & Equity-related
  - #1 in Global Long-term Debt
  - #4 in Global Equity & Equity-related
  - #2 in Global M&A Announced
  - #1 in Global Loan Syndications

APPENDIX

22

JPMORGAN CHASE & CO.

Notes on non-GAAP financial measures 1. In addition to analyzing the Firm’s results on a reported basis, management reviews the Firm’s results and the results of the lines of business on a “managed” basis, which is a non-GAAP financial measure. The Firm’s definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the business segments) on a fully taxable-equivalent (“FTE”) basis. Accordingly, revenue from tax-exempt securities and investments that receive tax credits is presented in the managed results on a basis comparable to taxable securities and investments. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. 2. The ratio of the allowance for loan losses to end-of-period loans excludes the following: loans accounted for at fair value and loans held-for-sale; purchased credit-impaired (“PCI”) loans; and the allowance for loan losses related to PCI loans. Additionally, Real Estate Portfolios net charge-off rates exclude the impact of PCI loans. The allowance for loan losses related to the PCI portfolio totaled $5.7 billion, $5.7 billion and $4.9 billion at September 30, 2012, June 30, 2012, and September 30, 2011, respectively. 3. Tangible common equity (“TCE”) represents common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. Return on tangible common equity measures the Firm’s earnings as a percentage of TCE. In management’s view, these measures are meaningful to the Firm, as well as analysts and investors, in assessing the Firm’s use of equity, and in facilitating comparisons with peers. 4. The Basel I Tier 1 common ratio is Tier 1 common capital divided by Basel I risk-weighted assets. Tier 1 common capital is defined as Tier 1 capital less elements of Tier 1 capital not in the form of common equity, such as perpetual preferred stock, noncontrolling interests in subsidiaries, and trust preferred capital debt securities. Tier 1 common capital, a non-GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of the Firm’s capital with the capital of other financial services companies. The Firm uses Tier 1 common capital along with other capital measures to assess and monitor its capital position. On December 16, 2010, the Basel Committee issued its final version of the Basel Capital Accord, commonly referred to as “Basel III.” In June 2012, the U.S. federal banking agencies published final rules on Basel 2.5 that will go into effect on January 1, 2013 and result in additional capital requirements for trading positions and securitizations. Also, in June 2012, the U.S. federal banking agencies published for comment a Notice of Proposed Rulemaking (the “NPR”) for implementing Basel III, in the United States. The Firm’s estimate of its Tier 1 common ratio under Basel III is a non-GAAP financial measure and reflects the Firm’s current understanding of the Basel III rules and the application of such rules to its businesses as currently conducted based on information currently published by the Basel Committee and U.S. federal banking agencies, and therefore excludes the impact of any changes the Firm may make in the future to its businesses as a result of implementing the Basel III rules. The Firm’s estimates of its Basel III Tier 1 common ratio will evolve over time as the Firm’s businesses change, and as a result of further rule-making on Basel III implementation from U.S. federal banking agencies. Management considers this estimate as a key measure to assess the Firm’s capital position in conjunction with its capital ratios under Basel I requirements, in order to enable management, investors and analysts to compare the Firm’s capital under the Basel III capital standards with similar estimates provided by other financial services companies. 5. In Card Services & Auto, supplemental information is provided for Card Services, to provide more meaningful measures that enable comparability with prior periods. The change in net income is presented excluding the change in the allowance, which assumes a tax rate of 38%. The net charge-off rate and 30+ day delinquency rate presented include loans held-for-sale. 6. In the Investment Bank, the following metrics are provided excluding the impact of debit valuation adjustments (“DVA”): net revenue, net income, compensation ratio and return on equity. These measures are used by management, investors and analysts to assess the underlying performance of the business. Additional notes on financial measures 7. Headcount-related expense includes salary and benefits (excluding performance-based incentives), and other noncompensation costs related to employees. 8. Treasury & Securities Services firmwide metrics include certain TSS product revenue and liability balances reported in other lines of business related to customers who are also customers of those other lines of business. In order to capture the firmwide impact of TSS products and revenue, management reviews firmwide metrics such as liability balances, revenue and overhead ratios in assessing financial performance for TSS. Firmwide metrics are necessary, in management’s view, in order to understand the aggregate TSS business. 9. Pretax margin represents income before income tax expense divided by total net revenue, which is, in management’s view, a comprehensive measure of pretax performance derived by measuring earnings after all costs are taken into consideration. It is, therefore, another basis that management uses to evaluate the performance of TSS and AM against the performance of their respective peers. 10. Credit card sales volume is presented excluding Commercial Card. Rankings and comparison of general purpose credit card sales volume are based on disclosures by peers and internal estimates. Rankings are as of 2Q12. 11. The amount of credit provided to clients represents new and renewed credit, including loans and commitments. The amount of credit provided to small businesses reflects loans and increased lines of credit provided by Consumer & Business Banking, Card Services & Auto and Commercial Banking. The amount of credit provided to not-for-profit and government entities, including states, municipalities, hospitals and universities, represents that provided by the Investment Bank. Notes 23 A P P E N D I X

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase and Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2012, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase’s website (http://investor.shareholder.com/jpmorganchase) and on the Securities and Exchange Commission's website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. 24 A P P E N D I X